UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 8, 2026

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Travis Street, Suite 7200
Houston, Texas 77002
(address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code)
(713) 332-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934 (17 CFR 240.14d-2(b))
☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934 (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 7.01.    Regulation FD Disclosure.
On October 8, 2026, Crescent Energy Company (NYSE: CRGY) (the “Company”) issued a news release announcing that, subject to market conditions, it intended to conduct an underwritten public offering (the “Offering”) of $1.0 billion of shares of its Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), pursuant to a shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-299357) which became effective upon filing with the U.S. Securities and Exchange Commission (the “Commission”) on October 8, 2026.
Also on October 8, 2026, the Company announced the pricing of the Offering for 80,000,000 shares of its Class A Common Stock at a price to the public of $12.50 per share. Pursuant to the Underwriting Agreement (as defined below), the Company granted the Underwriters (as defined below) a 30-day option to purchase up to an additional 12,000,000 shares of Class A Common Stock, which option was exercised in full on October 9, 2026.
A copy of the news release announcing the launch of the Offering and a copy of the news release announcing the pricing of the Offering are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated into this Item 7.01 by reference.
Independence Energy Aggregator L.P., an entity affiliated with KKR & Co. Inc. and a holder of approximately 7.9% of the Company’s Class A Common Stock, has agreed to purchase 40,000,000 shares of Class A Common Stock offered in the Offering at the public offering price and on the same terms as the other shares of Class A Common Stock offered in the Offering.
In addition, the information contained in Item 8.01 of this Current Report on Form 8-K under the heading “Underwriting Agreement” is incorporated into this Item 7.01 by reference.
The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 8.01.    Other Events.
Underwriting Agreement
On October 8, 2026, the Company and J.P. Morgan Securities LLC, KKR Capital Markets LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth therein, 80,000,000 shares of Class A Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 12,000,000 shares of Class A Common Stock, which option was exercised in full on October 9, 2026. The material terms of the Offering are described in the prospectus supplement, dated October 8, 2026 (the “Prospectus Supplement”), which will be filed by the Company with the Commission on or around October 13, 2026, pursuant to Rule 424(b) under the Securities Act. Immediately following the close of the Offering, the Company will have 422,456,708 Class A shares outstanding.
The Offering is expected to close on October 13, 2026, and the Company expects to receive approximately $1,115.9 million (inclusive of the net proceeds from the Underwriters’ exercise of the option), after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. As described in the Prospectus Supplement, the Company intends to use the net proceeds from the Offering to fund a portion of the cash consideration for the previously announced acquisition of certain Eagle Ford assets (the “Devon EF Assets Acquisition”) from Devon Energy Production Company, L.P., a subsidiary of Devon Energy Corporation (NYSE: DVN), which is expected to close in the fourth quarter of 2026 or early 2027, subject to customary closing conditions, including, among other things, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Pending the use of proceeds described in the previous sentence, the proceeds from the Offering will be used to temporarily reduce the borrowings outstanding under the Company’s revolving credit facility. The Offering is not contingent on the completion of the Devon EF Assets Acquisition. If the Devon EF Assets Acquisition is not completed, the proceeds of the Offering will be used for general corporate purposes, including the repayment of indebtedness of the Company’s subsidiaries.
The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.
The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company and the Company’s respective affiliates, for which they received or will receive customary fees and expenses.
The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.
A copy of the legal opinion of Vinson & Elkins L.L.P. relating to the validity of the issuance and sale of the Class A Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated as of October 8, 2026, by and among Crescent Energy Company and the several underwriters named in Schedule A thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

99.1	Press Release announcing the launch of the Offering, dated October 8, 2026.

99.2	Press Release announcing the pricing of the Offering, dated October 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2026

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel
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